UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       February 23, 2004
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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



Item 5.           Other Events

     On February 23, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled " Applebee's International Enters Into Agreement To Acquire 10 Franchise Restaurants." The release contained the following information.


                                                           FOR IMMEDIATE RELEASE


Contact:  Carol DiRaimo,
          Vice President of Investor Relations
          (913) 967-4109

                 APPLEBEE'S INTERNATIONAL ENTERS INTO AGREEMENT
                       TO ACQUIRE 10 FRANCHISE RESTAURANTS

OVERLAND PARK, KAN., February 23, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) announced today that it has reached an agreement with Pacific Gold, Inc., an existing Applebee's franchisee, to acquire the assets of 10 Applebee's restaurants located in southern California for $13.4 million in cash at closing, subject to adjustment.

Lloyd L. Hill, chairman and chief executive officer, said, "As we've previously stated, part of our growth strategy is to use our strong balance sheet and substantial free cash flow for franchise acquisitions. The addition of these restaurants will provide geographic and operations synergy to our existing base of company restaurants and will allow us to leverage the talents of Miguel Fernandez, our regional vice president. The acquisition of these restaurants is part of a longer-term strategy to more aggressively penetrate the southern California market using a combination of both company and franchise resources."

Hill continued, "Fiscal year 2003 comparable sales for these restaurants were higher than the system average, and average weekly sales were in excess of $46,000. We believe the territory in which these restaurants are located will ultimately support a total of more than 30 Applebee's restaurants. We look forward to welcoming this team of associates and their strong operating culture to Applebee's International."

The acquisition of the restaurants is anticipated to close in the second quarter of 2004, subject to obtaining operating licenses and other third-party consents. The company expects the addition of these restaurants to be slightly accretive to fiscal year 2004 earnings.

Pacific Gold, Inc. and its affiliates currently operate 72 Applebee's restaurants in four states. Upon completion of the sale, Pacific Gold, Inc. and its affiliates will continue to operate Applebee's restaurants located in North Carolina, Oklahoma and Arkansas.

                                    - more -

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


Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,594 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

                                      # # #





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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:     February 23, 2004                 By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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